EXHIBIT 99.2

FOR IMMEDIATE RELEASE                                                                                                                                     NR11-07

DYNEGY ANNOUNCES BOARD AND MANAGEMENT RESTRUCTURING

Dynegy CEO to Resign

Current Board of Directors Do Not Intend to Stand For Reelection
at Next Annual Meeting

Icahn Enterprises Merger Agreement Terminated

Stockholder Protection Rights Plan Amended

HOUSTON – February 21, 2011 – Dynegy Inc. (NYSE: DYN) today announced that Bruce A. Williamson, pursuant to a mutual agreement with the Board of Directors, will resign as President and Chief Executive Officer, effective March 11, 2011.  Mr. Williamson has also resigned as a director and Chairman of the Board, effective immediately.  David Biegler, currently an independent Dynegy director, has been appointed interim President and Chief Executive Officer following the departure of Mr. Williamson, and Patricia A. Hammick, previously Lead Director of Dynegy, now serves as Chairman of the Board.

Dynegy also announced that effective March 11, 2011, Holli Nichols will resign as Executive Vice President and Chief Financial Officer, to accept an opportunity at another company.  Charles C. Cook, Dynegy’s Executive Vice President, Commercial Operations and Market Analytics, will serve as interim CFO following the departure of Ms. Nichols.

“Bruce has guided Dynegy through numerous challenges over his eight year tenure, including stabilizing the Company at a time of great uncertainty, reducing the Company’s outstanding debt by more than $10 billion, implementing a comprehensive program to reduce environmental emissions from the Midwest coal fleet and setting a new strategic direction by focusing on the electric generation business while exiting unrelated lines of business,” said Patricia A. Hammick, Dynegy’s new Chairman.  “Holli has been a valuable member of the executive team and has also made several important contributions to the Company.  Throughout the leadership transition, we will continue to take appropriate actions to position the Company for the future.”

Dynegy Announces Termination of IEP Merger Agreement

An insufficient number of shares were tendered in response to the Icahn Enterprises L.P. (NYSE: IEP) (“IEP”) tender offer, and as a result the merger agreement with an affiliate of IEP automatically terminated as of 5:00 p.m. (Eastern time) on February 18, 2011.

Board Changes

Recognizing the desire of the stockholders to pursue a different path, Dynegy’s five remaining directors do not intend to stand for reelection at the Company’s upcoming annual meeting, anticipated to be held in June 2011.

Dynegy’s Board has met with and offered a Seneca Capital nominee a position as a director of Dynegy.  Dynegy has also contacted Icahn Associates to discuss appointing an Icahn designee to the Board.  The Board’s Nominating Committee is expected to consist of new directors and will begin identifying qualified director nominees to be appointed as soon as possible and to stand for election at the Company’s annual meeting.

Ms. Hammick said, “Through these actions, the Board is positioning Dynegy for a new management and Board structure as soon as prudent. We are open to stockholder suggestions as to additional independent directors.  Dynegy will not expend any further resources in responding to the Seneca Capital consent solicitation, if Seneca chooses to pursue it.  While all current directors intend to remain fully engaged in their duties through the 2011 Dynegy annual meeting, we expect the new members of the Board to take the lead in defining the future composition of the Board and in selecting a new chief executive officer.”

Dynegy Amends Stockholder Protection Rights Plan

The Dynegy Board has amended the Stockholder Protection Rights Plan (the “Rights Plan”) announced on November 23, 2010, which declared a dividend of one stock purchase right (collectively, the “Rights”) for each share of common stock held by stockholders of record as of the close of business on December 2, 2010.  The amendment increases from 10% to 20% the level of beneficial ownership of Dynegy shares that triggers adverse consequences under the Rights Plan.  All other terms of the plan remain unchanged, including that the Rights Plan will expire unless approved by Dynegy stockholders at the next annual meeting.

Dynegy Implements Plans to Preserve Stockholder Value and to Continue Operating as an Independent Company

Dynegy has been implementing a number of initiatives to respond to the current environment.  Consistent with those initiatives, on February 3, 2011, Dynegy implemented a significant cost reduction program, including the elimination of approximately 135 positions across all of the Company’s functional and geographic areas.  Labor and non-labor annual savings of approximately $50 million are expected to result from the cost reduction program and this level of savings is consistent with the prior forecasts publicly provided by Dynegy.

Patricia A. Hammick, age 64, is the former Senior Vice President, Strategy and Communications for Columbia Energy Group.  She previously served as an adjunct Professor at George Washington University's Graduate School of Political Management and as Chief Operations Officer of the National Gas Supply Association.  Ms. Hammick is a Director of Consol Energy, Inc. and SNC-Lavalin Group, Inc.  A Dynegy Director since 2003, Hammick was elected Lead Director in May 2004.

David W. Biegler, age 64, is the Chairman and Chief Executive Officer of Southcross Energy, LLC.  He previously served as Chairman of Regency Gas Services, LLC.; Vice Chairman, President and Chief Operating Officer of TXU Corp. and Chairman, President and Chief Executive Officer of ENSERCH Corp.  Mr. Biegler serves as a Director of Trinity Industries, Inc.; Austin Industries, Inc.; Southwest Airlines Co.; Animal Health International, Inc. and Children’s Medical Center.  Mr. Biegler has served as a Dynegy Director since 2003.

Charles C. Cook, age 46, has served as Dynegy’s Executive Vice President, Commercial Operations and Market Analytics, where he is responsible for Dynegy’s commercial and asset management functions related to the company’s power generation assets.  Mr. Cook joined Dynegy’s predecessor Destec Energy, Inc. in 1991. When that company was acquired by Dynegy, Mr. Cook joined the Treasury group.  He has held positions of increasing responsibility including Vice President; Vice President and Assistant Treasurer; Senior Vice President and Treasurer; and Senior Vice President of Strategic Planning, Corporate Business Development and Treasurer.

About Dynegy Inc.

Through its subsidiaries, Dynegy Inc. produces and sells electric energy capacity and ancillary services in key U.S. markets. The power generation portfolio consists of approximately 11,800 megawatts of baseload, intermediate and peaking power plants fueled by a mix of natural gas, coal and fuel oil. For more information, please visit www.dynegy.com.

This press release contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as "forward looking statements." Discussion of risks and uncertainties that could cause actual results to differ materially from current projections, forecasts, estimates and expectations of Dynegy is contained in Dynegy's filings with the Securities and Exchange Commission (the "SEC"). Specifically, Dynegy makes reference to, and incorporates herein by reference, the section entitled "Risk Factors" in its most recent Form 10-K and subsequent reports on Form 10-Q. In addition to the risks and uncertainties set forth in Dynegy's SEC filings, the forward-looking statements described in this press release could be affected by, among other things, (i) the timing and anticipated benefits to be achieved through Dynegy's 2010-2013 company-wide cost savings program; (ii) beliefs and assumptions relating to liquidity, available borrowing capacity and capital resources generally; (iii) expectations regarding environmental matters, including costs of compliance, availability and adequacy of emission credits, and the impact of ongoing proceedings and potential regulations or changes to current regulations, including those relating to climate change, air emissions, cooling water intake structures, coal combustion byproducts, and other laws and regulations to which Dynegy is, or could become, subject; (iv) beliefs about commodity pricing and generation volumes; (v) anticipated liquidity in the regional power and fuel markets in which Dynegy transacts, including the extent to which such liquidity could be affected by poor economic and financial market conditions or new regulations and any resulting impacts on financial institutions and other current and potential counterparties; (vi) sufficiency of, access to and costs associated with coal, fuel oil and natural gas inventories and transportation thereof; (vii) beliefs and assumptions about market competition, generation capacity and regional supply and demand characteristics of the wholesale power generation market, including the potential for a market recovery over the longer term; (viii) the effectiveness of Dynegy's strategies to capture opportunities presented by changes in commodity prices and to manage its exposure to energy price volatility; (ix) beliefs and assumptions about weather and general economic conditions; (x) beliefs regarding the U.S. economy, its trajectory and its impacts, as well as Dynegy's stock price; (xi) projected operating or financial results, including anticipated cash flows from operations, revenues and profitability; (xii) expectations regarding Dynegy's revolver capacity, credit facility compliance, collateral demands, capital expenditures, interest expense and other payments; (xiii) Dynegy's focus on safety and its ability to efficiently operate its assets so as to maximize its revenue generating opportunities and operating margins; (xiv) beliefs about the outcome of legal, regulatory, administrative and legislative matters; (xv) expectations and estimates regarding capital and maintenance expenditures, including the Midwest Consent Decree and its associated costs; and (xvi) uncertainties associated with the consent solicitation (the "Seneca Capital Solicitation") engaged in by Seneca Capital International Master Fund, L.P., Seneca Capital, L.P., Seneca Capital Investments, L.P., Seneca Capital Investments, LLC, Seneca Capital International GP, LLC, Seneca Capital Advisors, LLC and Douglas A. Hirsch ("Seneca Capital"). Any or all of Dynegy's forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond Dynegy's control.

Media:

David Byford, 713-767-5800

Joele Frank / James Golden / Matthew Cuneo
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

Analysts:

Laura Hrehor, 713-507-6466